Exhibit 99.1

Farmland Partners Inc. Reports Fourth Quarter and Full Year 2018 Results

DENVER, March 13, 2019 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter and fiscal year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•                  Reported total operating revenues of $20.9 million, a 34.2% increase over the same period in 2017

•                  Reported operating income of $13.5 million, a 33.2% increase over the same period in 2017

•                  Reported basic net income to common stockholders of $0.13 per share

•                  Reported Adjusted EBITDAre of $16.2 million, a 25.9% increase over the same period in 2017

•                  Reported AFFO per share of $0.22

•                  Repurchased $6.3 million in shares of common stock at a weighted average price of $5.74 and $0.4 million of Series B Participating Preferred Stock at a weighted average price of $18.40

Full Year 2018 Highlights

•                  Reported total operating revenues of $56.1 million, a 21.3% increase over 2017

•                  Reported operating income of $29.7 million, a 31.8% increase over 2017

•                  Reported basic net loss available to common stockholders of $0.01 per share

•                  Reported Adjusted EBITDAre of $40.3 million, an 18.9% increase over 2017

•                  Reported AFFO per share of $0.24

•                  Repurchased $20.6 million in shares of common stock at a weighted average price of $6.76 and $0.5 million of Series B Participating Preferred Stock at a weighted average price of $19.32

•                  Completed farm dispositions totaling $31.9 million at an 11.4% gain relative to gross book value and net book value

Additional Highlights

•                  Subsequent to quarter and fiscal year end, repurchased $5.0 million in shares of common stock at a weighted average price of $5.39 and $0.3 million in shares of Series B Participating Preferred stock at a weighted average price of $18.51

•                  Subsequent to quarter and fiscal year end, completed farm dispositions totaling $4.7 million for a gain of 10.2% relative to gross book value and net book value

“This has been a difficult year for our stockholders due to the anonymous short-and-distort attack perpetrated on Seeking Alpha. We continue to pursue the responsible parties and are optimistic that we will eventually hold the perpetrators of this stock manipulation scheme accountable” said Paul A. Pittman the Company’s Chairman and CEO. “We will continue to opportunistically buy back our stock as long as we believe that it will continue to provide stockholder value. The business faced headwinds from weather events and the trade war in 2018, but asset values remain stable to modestly increasing.”

Financial Results

For the three months ended December 31, 2018, the Company recorded net income of $8.4 million and basic net income to common stockholders of $0.13 per share, as compared to net income of $6.5 million and basic net income to common stockholders of $0.08 per share for the same period during 2017. For the twelve months ended December 31, 2018, the Company recorded net income of $14.0 million and basic net loss to common stockholders of $0.01 per share, as compared to net income of $9.2 million and basic net income to common stockholders of $0.03 per share for the same period during 2017.

For the three months ended December 31, 2018, the Company recorded Adjusted Funds from Operations (“AFFO”) of $8.1 million and AFFO per fully diluted share of $0.22, as compared to AFFO of $5.4 million and AFFO per fully diluted share of $0.16 for the same period during 2017. For the twelve months ended December 31, 2018, the Company recorded AFFO of $9.0 million and AFFO per fully diluted share of $0.24, as compared to AFFO of $13.5 million and AFFO per fully diluted share of $0.36 for the same period during 2017.

In 2018 the Company incurred extra expenses, including legal and employee retention expenses related to the Rota Fortunae short-and-distort attack and related litigation, that amounted to approximately $1.6 million, gross of insurance reimbursements.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended December 31, 2018, the Company recorded total operating revenues of $20.9 million, as compared to $15.6 million for the same period during 2017. For the twelve months ended December 31, 2018, the Company recorded total operating revenues of $56.1 million, as compared to $46.2 million for the same period during 2017.

For the three months ended December 31, 2018, the Company recorded total operating income of $13.5 million and net operating income (“NOI”) of $18.4 million, as compared to total operating income of $10.2 million and NOI of $14.1 million for the same period in 2017. For the twelve months ended December 31, 2018, the Company recorded total operating income of $29.7 million and NOI of $48.2 million, as compared to total operating income of $22.5 million and NOI of $40.3 million for the same period in 2017.

Our 2018 operating results were also impacted by extreme weather events. Our tenant’s profitability and, to some degree, our variable rent revenues were negatively impacted by these weather events. Specifically, Hurricane Michael affected our pecan farms in Alabama and Georgia, and excess rainfall affected the performance of many row crop farms, particularly in the Southeastern United States.

Our 2018 operating results were also impacted by ongoing trade disputes between the United States and its primary agricultural trade partners. These trade disputes have placed downward pressure on the prices of agricultural products which has negatively impacted some of our tenant’s profitability. In some cases, our variable rent revenues were negatively impacted by these ongoing trade disputes.

Management estimates that trade tensions and extreme weather events had a negative impact on 2018 rental income of approximately $1.0 million.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial table included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

In the twelve months ended December 31, 2018, the Company completed $31.9 million in farm dispositions for a gain of 11.4% relative to gross book value and net book value. Subsequent to year end, the company has completed $4.7 million in farm dispositions for a gain of 10.2% relative to gross book value and net book value.

Capital Markets Activity and Balance Sheet

During the quarter, the Company repurchased 1.1 million shares of common stock at a weighted average price of $5.74 per share for an aggregate purchase price of $6.3 million, and 23,913 shares of Series B Participating Preferred stock at a weighted average price of $18.40 per share for an aggregate purchase price of $0.4 million.

Subsequent to quarter and fiscal year end and as of the date of this press release, the Company had repurchased an additional 0.9 million shares of common stock at a weighted average price of $5.39 per share for an aggregate purchase price of $5.0 million, and 16,800 shares of Series B Participating Preferred stock at a weighted average price of $18.51 per share for an aggregate purchase price of $0.3 million.

As of December 31, 2018, the Company had 35,176,571 shares of common stock outstanding on a fully diluted basis. As of the date of this press release, the Company had 34,295,802 shares of common stock outstanding on fully diluted basis.

The Company had total debt outstanding of $525.3 million at December 31, 2018, compared to total debt outstanding of $515.8 million at December 31, 2017.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per common share and per Class A Common OP unit. The dividends are payable on April 15, 2019, to stockholders and unit holders of record on April 1, 2019.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.375 per share of Series B Participating Preferred Stock. The dividends are payable on April 1, 2019, to holders of Series B Participating Preferred Stock of record on March 15, 2019.

Conference Call Information

The Company has scheduled a conference call on March 14, 2018 at 11:30 a.m. (Eastern Time) to discuss its financial results for the quarter and year ended December 31, 2018. The conference call can be accessed live over the phone toll-free by dialing 1-866-262-6804, or for international callers by dialing 1-412-902-4107.  Participants can reference the Farmland Partners Inc. Fourth Quarter 2018 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning March 14, 2019 at 1:30 p.m. (Eastern Time) until March 28, 2019 at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (International); passcode: 10129397. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 162,000 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to proposed and pending acquisitions, financing activities, crop yields and prices, anticipated rental rates, asset values and the outcomes of ongoing litigation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2018 (Audited) and December 31, 2017

(in thousands except par value and share data)

	December 31,	December 31,
	2018	2017
ASSETS
Land, at cost	$957,516	$947,899
Grain facilities	12,184	11,463
Groundwater	11,473	12,107
Irrigation improvements	53,458	51,678
Drainage improvements	12,271	9,964
Permanent plantings	52,989	52,870
Other	8,196	8,245
Construction in progress	10,262	8,137
Real estate, at cost	1,118,349	1,102,363
Less accumulated depreciation	(18,202)	(10,285)
Total real estate, net	1,100,147	1,092,078
Deposits	—	239
Cash	16,891	53,536
Notes and interest receivable, net	11,877	9,760
Deferred offering costs	218	292
Deferred financing fees, net	261	348
Accounts receivable, net	6,136	6,650
Inventory	341	126
Prepaid and other assets	3,638	3,057
TOTAL ASSETS	$1,139,509	$1,166,086

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$523,641	$514,071
Dividends payable	1,681	4,847
Derivative liability	865	—
Accrued interest	4,296	3,193
Accrued property taxes	1,666	1,584
Deferred revenue	238	3,907
Accrued expenses	3,581	2,800
Total liabilities	535,968	530,402

Series B Participating Preferred Stock, $0.01 par value, 100,000,000 shares authorized; 6,013,587 shares issued and outstanding at December 31, 2018, and 6,037,500 outstanding at December 31, 2017	143,758	144,223
Redeemable non-controlling interest in operating partnership, Series A preferred units	120,510	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 30,594,592 shares issued and outstanding at December 31, 2018, and 33,334,849 shares issued and outstanding at December 31, 2017	300	329
Additional paid in capital	332,996	350,147
Retained earnings	4,852	5,161
Cumulative dividends	(42,695)	(31,199)
Other comprehensive income	(865)	—
Non-controlling interests in operating partnership	44,685	46,513
Total equity	339,273	370,951

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,139,509	$1,166,086

Farmland Partners Inc.

Consolidated Statements of Operations

For the three months and year ended December 31, 2018 and 2017

(In thousands except per share amounts)

	(Unaudited)		(Audited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
OPERATING REVENUES:
Rental income	$19,971	$14,575	$51,185	$42,956
Tenant reimbursements	632	678	3,158	1,909
Crop sales	—	270	410	799
Other revenue	290	41	1,316	555
Total operating revenues	20,893	15,564	56,069	46,219

OPERATING EXPENSES
Depreciation and depletion	2,134	2,142	8,544	7,792
Property operating expenses	2,534	1,497	7,834	5,897
Acquisition and due diligence costs	6	51	180	930
General and administrative expenses	2,124	1,419	7,477	7,258
Legal and accounting	566	303	2,330	1,453
Other operating expenses	—	(2)	11	361
Total operating expenses	7,364	5,410	26,376	23,691
OPERATING INCOME	13,529	10,154	29,693	22,528

OTHER (INCOME) EXPENSE:
Other income	(40)	(235)	(264)	(391)
(Gain) loss on disposition of assets	204	152	(2,882)	200
Interest expense	4,966	3,709	18,799	13,561
Total other expense	5,130	3,626	15,653	13,370

NET INCOME	8,399	6,528	14,040	9,158

Net (income) loss attributable to non-controlling interests in operating partnership	(1,085)	(891)	(1,786)	(1,244)

Net income attributable to the Company	7,314	5,637	12,254	7,914

Nonforfeitable distributions allocated to unvested restricted shares	(13)	(35)	(111)	(151)
Distributions on redeemable non-controlling interests in operating partnership, Series A preferred units and dividends on Series B Participating Preferred Stock	(3,140)	(3,142)	(12,563)	(6,856)

Net income (loss) income available to common stockholders of Farmland Partners Inc.	$4,161	$2,460	$(420)	$907

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.13	$0.08	$(0.01)	$0.03
Diluted net income (loss) available to common stockholders	$0.09	$0.07	$(0.01)	$0.03
Basic weighted average common shares outstanding	30,889	32,085	32,162	31,210
Diluted weighted average common shares outstanding	86,025	44,938	32,162	31,210
Dividends declared per common share	$0.0500	$0.1275	$0.3550	$0.5100

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months ended December 31, 2018 and 2017

(In thousands except per share amounts)

	(Unaudited)		(Audited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands except per share amounts)	2018	2017	2018	2017
Net income	$8,399	$6,528	$14,040	$9,158
(Gain) loss on disposition of assets	204	152	(2,882)	200
Depreciation and depletion	2,134	1,497	8,544	7,792
FFO	10,737	8,177	19,702	17,150

Stock based compensation	518	309	1,653	1,409
Real estate related acquisition and due diligence costs	6	51	181	1,811
Distributions on Series A preferred units and dividends on Series B participating preferred stock	(3,140)	(3,142)	(12,563)	(6,856)
AFFO	$8,121	$5,395	$8,973	$13,514

AFFO per diluted weighted average share data:

AFFO weighted average common shares	35,781	37,442	37,083	37,358

Net (loss) income per share available to common stockholders	$0.13	$0.08	$(0.01)	$0.03
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.10	0.09	0.39	0.21
Depreciation and depletion	0.06	0.06	0.23	0.21
Stock based compensation	0.01	0.01	0.04	0.04
Real estate related acquisition and due diligence costs	—	—	0.01	0.05
(Gain) loss on disposition of assets	0.01	—	(0.08)	—
Distributions on Series A preferred units and dividends on Series B participating preferred stock	(0.09)	(0.08)	(0.34)	(0.18)
AFFO per diluted weighted average share	$0.22	$0.16	$0.24	$0.36

	(Unaudited)		(Audited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2018	2017	2018	2017
Net income	$8,399	$6,528	$14,040	$9,158
Interest expense	4,966	3,709	18,799	13,561
Depreciation and depletion	2,134	2,142	8,544	7,792
(Gain) Loss on disposal of assets	204	152	(2,882)	200
EBITDAre	$15,703	$12,531	$38,501	$30,711

Stock-based compensation	518	309	1,653	1,409
Real estate related acquisition and due diligence costs	6	51	181	1,811
Adjusted EBITDAre	$16,227	$12,891	$40,335	$33,931

	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
OPERATING REVENUES:
Rental income	$19,971	$14,575	$51,185	$42,956
Tenant reimbursements	632	678	3,158	1,909
Crop sales	—	270	410	799
Other revenue	290	41	1,316	555
Total operating revenues	$20,893	$15,564	$56,069	$46,219

Property operating expenses	2,534	1,497	7,834	5,897
NOI	$18,359	$14,067	$48,235	$40,322

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre  is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre  for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.